Exhibit 10.6

DATED THE 12TH DAY OF JANUARY 2023

E U HOLDINGS pte. ltd.

and

lim tze chong, patrick

and

siow kim lian

and

Lim chwee poh

and

lim kim seng

and

jBDi investments Limited

SALE AND PURCHASE AGREEMENT

in relation to

the entire issued and paid up share capital of

JURONG BARRELS & DRUMS INDUSTRIES PTE. LTD.

THIS AGREEMENT is made on 12 January 2023.

BETWEEN:

(1)	E U HOLDINGS PTE. LTD., a company incorporated in Singapore with its registered office at 14 Ang Mo Kio Street 63, Singapore 569116 (“E U Holdings”);

(2)	LIM TZE CHONG, PATRICK (Holder of Singapore Passport No. K3343330G) of 101 Pavilion Circle, Singapore 658538 (“Mr. Lim TC”);

(3)	SIOW KIM LIAN (Holder of Singapore Passport No. S1841902E) of 101 Pavilion Circle, Singapore 658538 (“Ms. Siow KL”);

(4)	LIM CHWEE POH (Holder of Singapore Passport No. K2083892Z) of 101 Pavilion Circle, Singapore 658538 (“Mr. Lim CP”);

(5)	LIM KIM SENG (Holder of Singapore Passport No. K3369021N) of House 8A, Goodman Road, Singapore 436520 (“Mr. Lim KS”); and

((1) to (5) each a “Vendor”, and collectively the “Vendors”)

(6)	JBDI INVESTMENTS Limited, a BVI business company incorporated in the British Virgin Islands with its registered office at Conyers Trust Company (BVI) Limited of Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110 (the “Purchaser”)

(each a “Party”, and collectively the “Parties”).

WHEREAS:

(A)	Jurong Barrels & Drums Industries Pte. Ltd. (“Jurong Barrels”) is a company incorporated in Singapore on 17 November 1983 as a private company limited by shares with its registered office at 34 Gul Crescent, Singapore 629538 and as at the date hereof, has an issued and paid up share capital of S$2,000,000 divided into 2,000,000 shares of S$1.00 each. Jurong Barrels is owned by E U Holdings, Mr. Lim TC, Ms. Siow KL, Mr. Lim CP and Mr. Lim KS as to approximately 60.0%, 15.0%, 15.0%, 5.0% and 5.0% each respectively (i.e. 1,200,000 shares, 300,000 shares, 300,000 shares, 100,000 shares and 100,000 shares respectively) (the “Sale Shares”).

(B)	The Vendors have agreed to sell and the Purchaser has agreed to purchase, subject to the terms and conditions hereinafter set out, the Shares (as hereinafter defined) owned by the Vendors, which in aggregate represent all the issued shares of Jurong Barrels as of the date of this Agreement.

(C)	The JBDI Holdings Limited intends to obtain a listing of its shares in issue and to be issued on NASDAQ (as hereinafter defined) by way of initial public offering (the “Listing”).

IT IS AGREED as follows:

1.	INTERPRETATION

(A) In this Agreement (including the recitals), the following terms have the meanings set opposite them unless the context otherwise requires:

“Accounts”

means the audited financial statements of Jurong Barrels for the financial year ended 31 May 2022 and the unaudited financial information of Jurong Barrels for the period from 1 June 2022 to the Accounts Date;

“Accounts Date”	means 30 November 2022;
“Agreement”	means this agreement and as amended and supplemented from time to time by the parties hereto in writing;
“Business Day”	a day on which banks are open for business in Singapore (other than a Saturday);
“Completion”	completion of the Transfer;
“Completion Date”	the date of the Agreement or such other date as the Parties may agree from time to time;
“Disclosed”	means disclosed in a full, fair, specific and accurate manner elsewhere in this Agreement, in the Accounts, or in the draft Form F-1;
“Encumbrance”	any mortgage, debenture, charge (fixed or floating), pledge, lien (other than liens arising by operation of law in the ordinary course of business), hypothecation, trust, right of set-off or other third party right or interest (legal or equitable) including but not limited to any right of set-off, assignment by way of security, reservation of title, right to acquire, options, rights of first refusal, pre-emption rights or any other security interest of any kind however created or arising or any other agreement or arrangement (including a sale and repurchase agreement) having similar effect;

“Form F-1”	means the latest draft of the listing document for the purpose of the Listing available as at the date of this Agreement;
“NASDAQ”	means National Association of Securities Dealers Automated Quotations System in the United States;
“Transfer”	has the meaning ascribed to it under Clause 2(A); and
“Warranty(ies)”	means the warranty(ies), representation(s) and undertaking(s) relating to, among others, Jurong Barrels and its subsidiary referred to in Clause 5 and Schedule I.

(B)	In this Agreement, unless the context otherwise requires, any reference to a “Clause” is a reference to a clause of this Agreement.

(C)	In this Agreement, words importing the singular include the plural and vice versa, words importing gender or the neuter include both genders and the neuter and references to persons include bodies corporate or unincorporated. The words “written” and “in writing” include any means of visible reproduction.

(D)	The headings in this Agreement are for convenience only and shall not affect its interpretation.

(E)	Reference to any ordinance, act or regulation or other statutory provision of any jurisdiction in this Agreement includes reference to such ordinance, act, regulation or other statutory provision as modified, consolidated or re-enacted from time to time (except to the extent such modification, consolidation or re-enactment increases the liability of the Parties under this Agreement).

2.	TRANSFER AND CONSIDERATION

(A)	Subject to Clause 2(B) below, the Vendors, as the legal and beneficial owners of the Sale Shares registered in their respective names (representing the entire issued and paid up share capital of Jurong Barrels), agree to transfer the Sale Shares registered in their respective names to the Purchaser, free from all Encumbrances and with all rights, benefits and entitlements becoming attached or accruing thereto as from the Completion Date (the “Transfer”).

(B)	In consideration of the Transfer, the Purchaser agrees to allot and issue 1 share to each of the Vendors, credited as fully paid and free from all Encumbrances and ranking pari passu in all respects with the existing issued ordinary share(s) of the Purchaser.

(C)	The parties hereto shall not be obliged to complete the sale and purchase of any of the Sale Shares unless the sale and purchase of all of the Sale Shares are completed simultaneously.

3.	COMPLETION

(A)	Completion of the Transfer shall take place on the Completion Date at such place and time as may be agreed by the Parties when all (but not part only) of the following business shall be transacted:-

(i)	The Vendors shall deliver or procure the delivery to the Purchaser:

(a)	a certified true copy of the minutes of a meeting/written resolutions of the board of directors of E U Holdings approving the entry and performance of this Agreement, the Transfer and the subscription of 1 share in the Purchaser;

(b)	a subscription letter for 1 share in the Purchaser from each of the Vendors;

(c)	the transfer documents signed by each of the Vendors as transferor in relation to the Transfer; and

(d)	the share certificate(s) (if applicable) of the Sale Shares for cancellation.

(ii)	The Purchaser shall deliver and procure the delivery to each of the Vendors:

(a)	a certified true copy of the minutes of a meeting/written resolutions of the board of directors of the Purchaser approving the entry and performance of this Agreement, the transfer of Sale Shares to the Purchaser and the allotment and issue of 1 share to each of the Vendors;

(b)	the share certificate(s), if required, for the 1 share in the Purchaser of each of the Vendors; and

(c)	a certified true copy of its updated register of members of the Purchaser in respect of the allotment and issue of 1 share to each of the Vendors.

(B)	None of the Parties hereto shall be obliged to complete the Transfer or perform any obligations hereunder unless the other Parties comply fully with their respective obligations under Clause 3(A).

(C)	Jurong Barrels agrees and undertakes that within 1 month after the Completion Date, it will procure the delivery of the following documents to the Purchaser:

(i)	a certified true copy of the register of transfers of Jurong Barrels showing details of the Transfer;

(ii)	a certified true copy of the register of members of Jurong Barrels showing completion of the Transfer;

(iii)	a report on searches conducted at the Accounting and Corporate Regulatory Authority of Singapore, all showing the Purchaser as the shareholder of the Sale Shares which were originally held by the Vendors; and

(iii)	the new share certificate issued by Jurong Barrels in the Purchaser’s name for the 2,000,000 shares in Jurong Barrels.

4.	EFFECTIVE TIME AND RISK

(A)	As agreed between the Vendors and the Purchaser, the Transfer shall be deemed to be effective with effect from the Completion Date. Accordingly, with effect from the Completion Date:

(i)	The Sale Shares shall be at the risk of the Purchaser;

(ii)	The Purchaser shall be the sole beneficial owner of the Sale Shares while pending the payment of the relevant stamp duties and the entry of its name in the register of members and register of transfers of Jurong Barrels which shall be completed within 1 month after the Completion Date;

(iii)	The Purchaser shall be entitled to any and all income, receipts and other benefits arising in respect of the Sale Shares at any time on or after the Completion Date; and

(iv)	The Purchaser shall assume responsibility for any debts, liabilities and obligations payable or arising directly in respect of the Sale Shares.

5.	REPRESENTATIONS, WARRANTIES, UNDERTAKINGS AND INDEMNITIES

(A)	Each of the Vendors hereby jointly and severally represents, warrants and undertakes to the Purchaser (to the intent that the provisions of this Clause shall continue to have full force and effect notwithstanding Completion) in the terms set out in Schedule 1 and acknowledges that the Purchaser in entering into this Agreement is relying on such representations, warranties and undertakings and the Purchaser shall be entitled to treat the same as conditions of this Agreement.

(B)	Each of the Warranties shall be separate and independent to the intent that the Purchaser shall have a separate claim and right of action in respect of any breach thereof and save as expressly provided herein shall not be limited by reference to anything else in this Agreement.

(C)	E U Holdings warrants and represents to the Purchaser that it has full power to enter into this Agreement and to exercise its rights and perform its obligations hereunder and this Agreement will, when executed by the E U Holdings, be a legal, valid and binding agreement on it and enforceable in accordance with the terms hereof.

(D)	E U Holdings represents and warrants to the Purchaser that the execution, delivery and performance of this Agreement by E U Holdings does not and will not violate in any respect any provision of (i) any law or regulation or any order or decree of any governmental authority, agency or court of Singapore or elsewhere prevailing as at the date of this Agreement and as at Completion; (ii) the laws and documents incorporating and constituting Jurong Barrels prevailing as at the date of this Agreement and as at Completion.

(E)	Each of the Vendors hereby jointly and severally undertakes to the Purchaser to procure the Completion of the reorganisation in contemplation of the Listing as soon as possible and in any event by no later than 31 March 2023 (or such other date as the parties hereto may agree).

6.	FULL EFFECT

All provisions of this Agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding Completion except in respect of those matters which have already been performed.

7.	WAIVER AND SEVERABILITY

(A)	No failure on the part of any Party to exercise or delay on his/her/its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

(B)	If at any time one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired.

8.	NOTICES

(A)	All notices, demands or other communications which are required to be given under this Agreement shall be in writing in the English language and shall be sent to the address set out on the first page of this Agreement or by facsimile to such number as may be notified by the Parties from time to time.

(B)	Any such notice may be delivered personally or by prepaid post or sent by facsimile transmission and shall be deemed to have been effectively served:-

(i)	on the day of receipt, where any personally delivered letter or facsimile message is received on any Business Day before or during normal working hours;

(ii)	on the following Business Day, where any personally delivered letter or facsimile message is received either on any Business Day after normal working hours or on any day which is not a Business Day;

(iii)	on the second Business Day following the day of posting, upon despatch of any posted letter to the address of a recipient within the same jurisdiction, unless actually received sooner; or

(iv)	on the seventh Business Day following the day of the posting, upon despatch of any posted letter to the address of a recipient within a different jurisdiction, unless actually received sooner.

9.	FURTHER ASSURANCE

Each Party shall do or execute or procure to be done and executed such instruments and other documents at such times and places as may be reasonably necessary or desirable to give effect to the terms of this Agreement and to complete the transactions contemplated herein.

10.	TIME OF ESSENCE

Time shall be of the essence of this Agreement. No time or indulgence given by any Party to the other shall be deemed or in any way be construed as a waiver of any of its rights and remedies hereunder.

11.	COSTS AND EXPENSES

The Purchaser shall bear all legal and professional fees, and other costs and expenses incurred in connection with this Agreement.

12.	ASSIGNMENT

This Agreement shall be binding on and shall enure for the benefit of the successors and assignees of the Parties hereto but shall not be capable of being assigned by any Party without the written consent of the other Parties.

13.	ENTIRE AGREEMENT

This Agreement (together with any documents referred to herein or executed contemporaneously by the Parties in connection herewith) sets forth the entire agreement and understanding between the Parties in relation to the transactions contemplated by this Agreement and supersedes and cancels in all respects all previous written or oral agreements, letters of intent, correspondence, understandings, agreements and undertakings (if any) between the Parties hereto and with respect to the subject matter hereof.

14.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

15.	GOVERNING LAW AND JURISDICTION

This Agreement is governed by and shall be construed in accordance with the laws of Singapore, and each of the Parties hereby submits irrevocably to the non-exclusive jurisdiction of the courts of Singapore.

SCHEDULE I

THE WARRANTIES

Each of the Vendors hereby jointly and severally represents and warrants and undertakes to the Purchaser that all representations and statements of fact set out in this Schedule 1 or otherwise contained in this Agreement are and will be true and accurate in all respects as at the date hereof and at all times up to and as at Completion.

1.	General Information

(A)	Each of the Vendors has full power to enter into this Agreement and to exercise its rights and perform its obligations hereunder and this Agreement will, when executed by the Vendors, be a legal, valid and binding agreement on it and enforceable in accordance with the terms hereof.

(B)	The execution, delivery and performance of this Agreement by each of the Vendors does not and will not violate in any respect any provision of (i) any law or regulation or any order or decree of any governmental authority, agency or court of Singapore, the British Virgin Islands or elsewhere prevailing as at the date of this Agreement and as at Completion; (ii) the laws and documents incorporating and constituting Jurong Barrels prevailing as at the date of this Agreement and as at Completion.

(C)	No consent of or filing or registration with or other requirement of any governmental department authority or agency in Singapore or any part thereof is required by the Vendors in relation to the valid execution, delivery or performance of this Agreement (or to ensure the validity or enforceability thereof) and the sale by the Vendors of the Sale Shares.

2.	Sale Shares

(A)	The Sale Shares were allotted and issued fully paid in accordance with the Memorandum of Association and Articles of Association of Jurong Barrels and in compliance with all relevant laws of Singapore and rank pari passu in all respects inter se and with all other Shares in the issued share capital of Jurong Barrels.

(B)	The Sale Shares are free from any liens, charges, Encumbrances, claims, equities or pre-emptive or third party rights of whatsoever nature and together with all rights and entitlements attaching thereto as at the date of this Agreement and as at the Completion Date.

(C)	The Sale Shares represent 100% of the entire issued share capital of Jurong Barrels.

3.	Litigation

Each of Jurong Barrels and its subsidiary is not a party to any material litigation, arbitration or prosecutions or to any other legal or contractual proceedings or hearings before any statutory, regulatory or governmental body, department, board or agency or to any material disputes or to or the subject of any investigation by any authority in the place where the business of Jurong Barrels and its subsidiary is conducted and no material litigation, arbitration, prosecution or other legal or contractual proceedings or investigations are threatened or pending either by or against each of Jurong Barrels and its subsidiary and there are no facts or circumstances, subsisting which might give rise to any such proceeding, investigation, hearing or to any dispute or to any payment and there are no unfulfilled or unsatisfied judgment or court orders against Jurong Barrels and its subsidiary.

4.	Insolvency

(A)	No order has been made or resolution passed for the winding up of Jurong Barrels and its subsidiary and there is not outstanding:-

(i)	any petition or order for the winding up of Jurong Barrels and its subsidiary;

(ii)	any receivership of the whole or any part of the undertaking or assets of Jurong Barrels and its subsidiary;

(iii)	any petition or order for the administration of Jurong Barrels and its subsidiary; or

(iv)	any voluntary arrangement between Jurong Barrels and its subsidiary and any of their creditors.

(B)	There are no circumstances which are known, or would on reasonable enquiry be known, to the Vendors and which would entitle any person to present a petition for the winding up or administration of Jurong Barrels and its subsidiary or to appoint a receiver of the whole or any part of their undertaking or assets.

5.	Miscellaneous

All information contained in this Agreement was when given true and accurate in all respects and there is no fact or matter which has not been disclosed, which may render any such information or documents untrue, inaccurate or misleading at the date of this Agreement or which if disclosed might reasonably be expected to influence adversely the Purchaser’s decision to purchase the Sale Shares on the terms of this Agreement.

IN WITNESS whereof the Parties entered into this Agreement the day and year first above written.

SIGNED by neo chin heng	)
for and on behalf of	)
E U HOLDINGS PTE. LTD.	)
in the presence of:	)

SIGNED by LIM TZE CHONG, PATRICK	)
in the presence of:	)
)
)
)

SIGNED by SIOW KIM LIAN	)
in the presence of:	)
)
)

SIGNED by LIM CHWEE POH	)
in the presence of:	)
)
)

SIGNED by LIM KIM SENG	)
in the presence of:	)
)
)

SIGNED by Liang zhaorong	)
for and on behalf of	)
JBDI INVESTMENTS LIMITED	)
in the presence of:	)